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                                  EXHIBIT 99-A

                WEAKNESSES IN INTERNAL CONTROLS AS IDENTIFIED IN
           MANAGEMENT REPRESENTATIONS LETTER TO E&Y DATED MAY 4, 2001

1. The Company's claim processing system does not reduce to a relatively low level the risk of error in processing claims in a timely, accurate and complete manner.

2. The Company's non-routine and estimation processes for determining medical services payable and provider recoveries are not sufficient to permit the Company to prepare accurate, timely and complete financial information. The insufficiency of these processes has affected the Company's financial statement close process, delaying the filing of SEC regulatory reports, and the recording of significant audit adjustments to the accounts affected.

3. The Company did not have sufficient procedures in place to ensure that the contractual authority and actions of a previous officer of the Company were adequately reviewed and monitored on a timely basis. The lack of such procedures resulted in the Company entering into a significant contract without review or approval by the Board of Directors and in the incorrect reporting of a contractual relationship, resulting in the restatement of the June 30 and September 30, 2000 Form 10-Qs. As a result of its investigation into this incident, the Audit Committee established new procedures for reviewing and monitoring the actions and authority of officers of the Company.